                                                                   Exhibit 10.84


*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                    AGREEMENT

         Agreement ("AGREEMENT"), effective as of April 1, 1994 ("Effective Date"), by and between the COULTER CORPORATION, a Delaware for-profit corporation (on its own behalf and as a successor in interest to COULTER ELECTRONICS, INC., an Illinois corporation), having its principal place of business at 11800 S.W. 147th Avenue, Miami, Florida 33196 ("COULTER") and the DANA-FARBER CANCER INSTITUTE, INC., a Massachusetts not-for-profit corporation having its principal place of business at 44 Binney Street, Boston, Massachusetts 02115 ("DFCI").

                                   WITNESSETH:

         WHEREAS, DFCI undertakes basic biological research in order to understand and develop strategies to address the pathogenesis of cancer and other human diseases; and

         WHEREAS, COULTER utilizes new scientific discoveries from DFCI and elsewhere to serve humanity by developing commercial products for use by research scientists and for the diagnosis and treatment of diseases; and

         WHEREAS, COULTER and DFCI have a longstanding and mutually beneficial research and development collaboration involving DFCI's Division of Tumor Immunology under the direction of Dr. Stuart F. Schlossman as memorialized in a series of Prior Agreements having effective dates as of July 23, 1981, March 1, 1983, April 28, 1983, and April 1,1987; and

         WHEREAS, under said collaboration, COULTER has provided funds to the Division to support basic biological research and the Division, through the scientific expertise of its faculty, in turn has made available to COULTER biological reagents having potential commercial significance in laboratory research, diagnostic and therapeutic applications; and

         WHEREAS, in the course of their collaboration, the parties have recognized that the Prior Agreements, should be clarified, certain terms thereof renegotiated and the process formalized by which Technologies are made available to, and evaluated by, COULTER, all in order to better effectuate the goals of the relationship; and

         WHEREAS, the Prior Agreements have been made subject to a Settlement Agreement between COULTER, DFCI and the Johnson and Johnson Company; and

         WHEREAS, COULTER and DFCI believe that the public interest is best served by continuing their research and development collaboration so that scientific inquiry is promoted and new products having laboratory research, diagnostic and therapeutic utility are expeditiously brought to the marketplace; and

         WHEREAS, the legal relationships between the parties can best be affirmed through a rescission of the Prior Agreements and the execution of a new contract, each transaction being founded upon independent consideration the adequacy of which is hereby acknowledged;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                            ARTICLE I - Definitions

         1.1 "Affiliate" shall mean any corporation or other business entity controlled by, controlling, or under common control with COULTER. For this purpose "control" means direct or indirect beneficial ownership of greater than fifty percent (50%) interest in the income or stock of such corporation or other business.

         1.2 "Division" shall mean the Division of Tumor Immunology at DFCI.

         1.3 "Field of Use" shall mean the application(s) of a Technology to be used by COULTER such as laboratory research, diagnostics and/or therapeutics.

         1.4 "Licensing Agreement" shall mean the contractual document attached hereto as Appendix A which is an integral part of this AGREEMENT and which, together with the terms hereof related to the licensing of any and all technology between DFCI and COULTER from the Division, will memorialize such transfer of technology between the parties.

         1.5 "Net Sales" shall mean [*]

             (a)    [*]

             (b)    [*]

             (c)    [*]

             (d)    [*]

         1.6 "Prior Agreements" shall mean those contracts between COULTER (or its corporate predecessors) and DFCI related to financial support of research under the direction of Dr. Schlossman in return for which COULTER would receive intellectual property rights and tangible research properties such as, but not limited to, cell lines and monoclonal antibodies, said agreements having effective dates as of July 23, 1981, March 1, 1983, April 28, 1983 and April 1, 1987.

         1.7 "Program Areas" shall include [*]

         1.8 "Program Projects" shall mean research projects undertaken by members of the Division within a Program Area as delineated in Section 3.2 hereof [*].

         1.9 "Right of First Look" shall have the meaning delineated in Section
6.4 hereof.

         1.10 "Dr. Schlossman" shall mean Dr. Stuart F. Schlossman, M.D., the Baruj Benacerraf Professor of Medicine at the Harvard Medical School and Dana-Farber Cancer Institute and Chief, Division of Tumor Immunology at the Dana-Farber Cancer Institute.

         1.11 "Settlement Agreement" shall mean a contract between COULTER, DFCI, and Johnson and Johnson Company, with an effective date of March 31, 1992 memorializing the resolution of a dispute related to inventions developed within the Division.

         1.12 "Sublicensee" shall mean any corporation, partnership or business organization which is not an Affiliate of COULTER, but to whom COULTER transfers know-how, rights or products, to enable said party to sell products incorporating Technology which COULTER has licensed from DFCI.



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         1.13 "Technology" shall mean [*].

                  ARTICLE II - Rescission of Prior Agreements

         2.1 The parties hereby rescind the Prior Agreements and substitute in their place this AGREEMENT as of the Effective Date. The remaining financial obligations owed to DFCI by COULTER under the Prior Agreements [*] which shall be paid by July 1, 1994. The parties hereby acknowledge that there are no further research support payments due under the Prior Agreements.

         2.2 Notwithstanding the foregoing Section 2.1 and as long as it pays royalties as are herein contained, COULTER shall retain the right to make, have made, use and sell all Technology developed within the Division which has already been offered to, and accepted by, COULTER pursuant to one or more of the Prior Agreements.

         2.3 (a) Except for a therapeutic Technology identified as [*] which was disclosed to COULTER in 1989 and which is to be licensed to a third party subject only to COULTER's rights pursuant to
                  Section 6.3 hereof, technologies developed in the Division which have been made available to COULTER under the Prior Agreements, but to which COULTER has not exercised its option rights, shall be subject to the [*] option rights and review process as contained in Subparagraph 2.3(b) hereof Technologies disclosed to COULTER prior to the Effective Date of the Settlement Agreement shall not be subject to the Settlement Agreement.

              (b) In order to fulfill the purpose of subsection 2.3(a) hereof;
                  COULTER and Dr. Schlossman agree to inventory their records and all reagents transferred between COULTER and the Division, such inventory to be undertaken within six (6) months of the Effective Date hereof ending on September 30, 1994. A listing of any Technologies subject to Subsection 2.3(a) shall be given to the Corporate Counsel for COULTER and the General Counsel of DFCI. COULTER shall then have an [*]. Any licensing of Technologies [*], herein provided.

             (c) Within six (6) months of the Effective Date, COULTER shall provide a list of all Technologies it has accepted under one or more of the Prior Agreements, together with a brief description of its commercialization efforts related thereto, so that each party will have a complete documentary record of prior exchanges of Technology.

                  ARTICLE III - Program Areas/Program Projects

         3.1 The parties agree that research in Program Projects will be undertaken within Program Areas in the Division, such research to be supported in whole or in part with funds from COULTER. COULTER financial support for Program Projects within the Division may be supplemented only with funds from public agencies such as the National Institutes of Health, private foundations, not-for-profit organizations unaffiliated with commercial entities, unrestricted institutional support from DFCI, any royalty income received by the Division which


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

Dr. Schlossman elects to direct to said Program Projects and any other funding which COULTER, DFCI and Dr. Schlossman mutually agree in writing is an appropriate source of support which does not give rise to conflicting intellectual property rights with another commercial entity. Dr. Schlossman shall use good faith efforts to direct any royalty income received by the Division which is derived from COULTER sales to the Program Areas herein designated.

         3.2 The Program Areas and Program Projects which are eligible for COULTER funding within the Division are as follows:

         (a)      Program Areas - [*]

                  (1)      Program Projects -

                           [a]      [*]
                           [b]      [*]
                           [c]      [*]
                           [d]      [*]
                           [e]      [*]
                           [f]      [*]
                           [g]      [*]

         (b) Program Area - [*]

                  (1)      Program Projects -

                           [a]      [*]
                           [b]      [*]
                           [c]      [*]
                           [d]      [*]
                           [e]      [*]

         (c) Program Area - [*]

(1)      Program Projects -

                           [a]      [*]
                           [b]      [*]
                           [c]      [*]
                           [d]      [*]


         (d) Such other Program Projects or other Program Areas as may from time to time be included within the terms of this AGREEMENT by mutual agreement of the parties, as manifested by written amendment hereof.


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

         (e)      COULTER acknowledges that rights to [*]

         3.3 Dr. Schlossman will use all reasonable efforts to develop Program Projects within the Division as identified in Section 3.2 hereof utilizing financial support from COULTER and further complemented by financial support as delineated in Section 3.1 hereof. [*] Dr. Schlossman shall provide COULTER's Director of Immunology and the General Counsel of DFCI a list of all Program Projects for which COULTER funding is being utilized.

          3.4 Dr. Schlossman ordinarily will direct COULTER funding to a particular Program Project for multiple years in order to maintain scientific continuity, but in his judgement and upon discussion with representatives designated by COULTER, he may redirect such funds to other Program Projects in order to most effectively promote the research and development objectives of the parties.

            ARTICLE IV - Research Funding and Provision of Reagents

         4.1 COULTER agrees to provide total annual funding to the Division in the amount of [*], to be paid quarterly in arrears. [*] DFCI, acting through Dr. Schlossman, agrees to accept such funding and direct its use to the support of some or all of said Program Projects. Such funding will support research in the Program Projects delineated in Section 3.2 for [*].

         4.2 COULTER shall [*].

         4.3 The payments made hereunder shall [*].

         4.4 Upon request by Dr. Schlossman [*] in laboratory research in the Program Areas.

                             ARTICLE V - Reporting

         5.1 DFCI shall, through the efforts of Dr. Schlossman, provide COULTER with a written report on a quarterly basis with respect to Program Projects being funded by COULTER as well as a summary of findings of interest in other Program Projects and generally of activities in Program Areas. At least once per year, Dr. Schlossman will meet personally with COULTER representatives at the company's headquarters in Florida to provide an oral report on such matters.

         5.2 To the extent that he or other staff members within the Division are not otherwise obligated, Dr. Schlossman may inform COULTER in such quarterly reports of developments within the Division but outside of the Program Areas described in Section 3.2 hereof which may be of commercial interest to COULTER.

         5.3 Upon expiration or termination of this AGREEMENT, DFCI shall, through the efforts of Dr. Schlossman provide COULTER's Director of Immunology with a final report on Program Projects which have been funded by COULTER and a summary of findings of interest in other Program Projects, and more generally, in Program Areas. In addition, Dr. Schlossman


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

shall provide an inventory of
intellectual property developed within the Division to which COULTER has rights, or has exercised rights, pursuant to ARTICLE VI, hereof.

                   ARTICLE VI - Intellectual Property Rights

         6.1 (a) DFCI shall have [*]; provided however COULTER shall have [*].

             (b) [*]

             (c) Dr. Schlossman and other members of the Division shall [*]
                 COULTER'S investigators shall [*].

         6.2 Subject to Sections 2.3 and 3.2 hereof COULTER shall have [*]. With respect to certain Technologies which may be developed, [*].

         6.3 If COULTER waives its rights under Section 6.2 hereof [*]. COULTER shall acknowledge its waiver of rights in writing by executing a letter agreement which shall be prepared by DFCI requesting such waiver. The letter agreement shall include [*].

         6.4 With respect to any Technology which arises from Program Projects where no COULTER funding has been utilized, [*].

         6.5 From time to time, Dr. Schlossman may identify and disclose confidentially to COULTER additional Technologies made in the Division which are not otherwise subject to COULTER's rights under either Section 6.2 or 6.4 hereof. DFCI may license such Technologies to COULTER either pursuant to the terms herein delineated or such other terms as the parties may agree.

         6.6 COULTER shall have the right to sublicense Technologies licensed hereunder subject to the approval of DFCI, such approval not to be unreasonably withheld; except to the extent that [*]



                            ARTICLE VII - Royalties

         7.1 Subject to the provisions of Section 7.2 and 7.3 hereof, COULTER shall pay to DFCI [*] royalty on Net Sales of Technologies, irrespective of Field of Use, developed within the Division and offered to, and accepted by, COULTER for commercialization subject to any [*].

         7.2 Where COULTER must obtain a license from a third party in order to practice the subject Technology developed within the Division, either because [*] or [*], then the royalty rate provided in Section 7.1 hereof shall be [*] thus obligating COULTER to [*], but only to the extent that COULTER [*].


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

         7.3 Royalties due DFCI from COULTER on Technologies transferred from the Division pursuant to one or more of the Prior Agreements which are subject to the provisions of the Settlement Agreement shall be adjusted as follows:

         (a)      [*] on annual Net Sales of all such Technologies up to [*];

         (b)      [*] on annual Net Sales of all such Technologies between [*];

         (c)      [*] on annual Net Sales of all such Technologies over [*].

                    ARTICLE VIII - Disclosure and Evaluation

         8.1 In addition to meeting the reporting requirements contained in,
ARTICLE V hereof, Dr. Schlossman or a staff member within the Division acting at his direction, shall confidentially disclose and formally offer to COULTER through DFCI's Office of Patent Counsel in a format substantially as prescribed in Appendix H hereof, which is an integral part of this AGREEMENT, any Technology to which COULTER has rights pursuant to Sections 6.2 and 6.4 hereof. Dr. Schlossman shall also use such a disclosure format when making COULTER aware of other potential applications for commercial development pursuant to Section
6.5 hereof. Dr. Schlossman shall convey the relevant [*] to COULTER along with the disclosure documents.

         8.2 COULTER shall promptly acknowledge in writing to DFCI and Dr. Schlossman receipt of the disclosure documentation and accompanying [*].

         8.3 Upon receipt of documentation and [*] from DFCI pursuant to Section 8.1, COULTER shall [*]. COULTER shall use its best efforts in completing such preparations but in no event shall this period extend beyond [*] from the date of receipt of documentation [*]. This initial period of up to [*] shall be used for characterization of the [*], hereinafter the CHARACTERIZATION PERIOD. Upon completion of the CHARACTERIZATION PERIOD, COULTER shall notify DFCI's Office of Patent Counsel in writing in the form prescribed in Appendix C.

         8.4  (a) Upon completion of the CHARACTERIZATION PERIOD pursuant to
                  Section 8.3 hereof, COULTER shall have an additional [*] to conduct its evaluation of technologies disclosed pursuant to
                  Section 6.2 hereof and exercise its [*] in writing thereon. This second [*] period shall be used for, evaluation of the [*], hereinafter the EVALUATION PERIOD.

              (b) Upon completion of the CHARACTERIZATION PERIOD pursuant to
                  Section 8.3 hereof, and subject to the [*] as herein provided, COULTER shall have up to an additional [*] to conduct its evaluation of Technologies disclosed pursuant to Section 6.4 hereof and [*] COULTER shall [*].


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              (c) With respect to Technologies disclosed, if at all, pursuant to
                  Section 6.5, COULTER shall have such time for evaluation and licensing as the parties may mutually agree.

              (d) If COULTER elects not to obtain a license for Technologies disclosed pursuant to Sections 6.2, 6.4 and 6.5, the results of the CHARACTERIZATION PERIOD and EVALUATION PERIOD shall be shared with DFCI to provide more features about the Technologies to enable DFCI to expeditiously obtain a third party licensee for the Technologies.

         8.5 Upon demonstration of good faith compliance with the diligence requirements of this AGREEMENT, the terms specified herein may be extended upon mutual agreement of the parties.

                           ARTICLE IX - Due Diligence

         9.1 Upon licensing a Technology developed within the Division as hereunder provided, COULTER shall [*].

         9.2 In addition to [*], COULTER shall at minimum:

         (a)      [*]:

                  (1)      [*];

         (b)      [*]:

                  (1)      [*]

                  (2)      [*];

         (c)      [*]:

                  (1)      [*].

         9.3 COULTER shall provide annual reports to DFCI on its specific goals and objectives for commercializing any Technology licensed from DFCI.

         9.4 [TEXT MISSING]

                    ARTICLE X - Replacement of Key Personnel

         10.1 Dr. Schlossman shall be considered a key person with respect to this AGREEMENT. In the event that he is unable to fulfill the responsibilities herein delineated, such as by reason of death, disability, resignation or retirement, DFCI shall have [*] within which



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

to provide a replacement. Said replacement shall be acceptable to COULTER, [*] In the event that no replacement is designated by DFCI or accepted by COULTER. COULTER shall have the option either to continue to fund research within the Division under this AGREEMENT or to cease to fund research within the Division [*] after the expiration of [*].

                  ARTICLE XI - Patent Prosecution and Expenses

         11.1 Upon disclosure to COULTER of a Technology developed within the Division, patent counsel [*]:

         (a) the feasibility and advisability of pursuing patent prosecution;

         (b)      the selection of patent counsel;

         (c)      appropriate patent strategies; and

         (d) such other matters as may relate to protecting the intellectual property interests of COULTER and DFCI.

         Upon its agreement, COULTER shall [*]. If less than all Fields of Use are elected for license by COULTER, [*].

         11.2 In the event that:

         (a)      [*],

         (b)      [*], and

         (c)      [*]; then

         [*]

         11.3 Subject to the provisions of Section 11.4 hereof, patent expenses incurred by COULTER to protect a particular Technology [*] .

         11.4 COULTER hereby agrees that the [*] in expenses it has incurred, or will incur, for patent prosecution to protect Technologies developed within the Division and licensed to COULTER pursuant to one or more of the Prior Agreements or this AGREEMENT [*] COULTER shall provide to DFCI within [*] of the Effective Date hereof a reasonable synopsis of expenses incurred for securing patent protection related to such Technologies in order for the parties [*].

         11.5 DFCI and its employees shall reasonably assist COULTER in the preparation, filing and prosecution of patent applications arising under this AGREEMENT provided that [*]. Each party shall be entitled to promptly receive copies of all relevant documents related to patent


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

prosecution and maintenance irrespective of which organization takes primary responsibility for such prosecution and maintenance.

         11.6 To the extent that patentable inventions or discoveries from research licensed hereunder made prior to, during or subsequent to this AGREEMENT, are developed with partial funding from the federal government and/or other non-profit, non-commercial funding agencies, any contractual arrangements related to such inventions or discoveries between DFCI and COULTER shall be subject to the laws, regulations and written policies of the granting agency(ies). DFCI shall, from time to time, make copies of such laws, regulations and policies available to COULTER.

         11.7 DFCI [*] DFCI further [*] DFCI will notify COULTER [*].

                 ARTICLE XII - Publications and Confidentiality

         12.1 DFCI shall have the right to [*] developed in the course of research supported hereunder, such right to include [*]. COULTER will be furnished with a draft of any proposed publication for review prior to publication in order to ascertain whether any patentable subject matter is disclosed therein; for manuscripts, at least [*] prior to publication, and for abstracts, at least [*] prior to publication. If COULTER requests that patent protection be obtained covering subject matter disclosed in the manuscript or abstract pursuant to the provisions of ARTICLE XI, publication may be postponed for an additional [*].

         12.2 For the purposes of publication, promotion and commercial development, COULTER agrees to use scientific and medical nomenclature acceptable to DFCI to identify any materials developed by DFCI.

                      ARTICLE XIII - Term and Termination

         13.1 This AGREEMENT shall remain in full force and effect from the Effective Date to [*] unless sooner terminated; or unless extended in accordance with this AGREEMENT.

         13.2 In the event that either party shall default in the performance of its obligations under this AGREEMENT and shall fail to remedy such default within [*] for breaches of financial obligations and [*] for breaches of non-financial obligations after written notice from the other party, the nondefaulting party shall be entitled upon giving written notice to immediately terminate this AGREEMENT; provided however, that if the defaulting party has undertaken and continues to undertake, good faith efforts to cure, the defaulting party shall be granted another [*] to cure.

         13.3 Termination of this AGREEMENT, other than for nonpayment by COULTER, shall not affect the rights and obligations of the parties which accrued prior to termination, including without limitation:



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         (a)      COULTER's rights [*];

         (b)      DFCI's rights to [*]; and

         (c) COULTER's rights to review manuscripts and abstracts arising from research funded by COULTER prior to termination.

         13.4 This AGREEMENT may be extended for an additional term(s) upon mutual written agreement of the parties. COULTER agrees to provide DFCI with [*] written notice in the event it does not seek to extend this AGREEMENT.

                             ARTICLE XIV - Notices

         14.1 Unless otherwise called for by specific provisions hereunder reports, notices and other communications from COULTER to DFCI as provided hereunder shall be sent to:

                  Dr. Bernard W. Janicki
                  Director for Research
                  Dana-Farber Cancer Institute
                  44 Binney Street
                  Boston, MA 02115

         with a copy to:

                  Kenneth P. Trevett, Esq.
                  General Counsel
                  Dana-Farber Cancer Institute
                  44 Binney Street
                  Boston, MA 02115

         or other individuals or addresses as shall hereafter be furnished by written notice to COULTER.

         14.2 Unless otherwise called for by specific provisions hereunder reports, notices and other communications from DFCI to COULTER as provided hereunder shall be sent to:

                  Ms. Bobbie Wallace
                  Director of Immunology
                  Coulter Corporation
                  Coulter Technology Center
                  P.O. Box 169015
                  Miami, Florida 33116-9015

         with a copy to:





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                  Wayne A. Barlin
                  Corporate Counsel
                  Coulter Corporation
                  Coulter Technology Center
                  P.O. Box 169015
                  Miami, Florida 33116-9015

         or other individuals or addresses as shall hereafter be furnished by written notice to DFCI. For overnight delivery services, the principal place of business street address specified at the beginning of this AGREEMENT should be used.

                   ARTICLE XV - Indemnification and Insurance

         15.1 COULTER shall indemnify, defend and hold harmless DFCI, Dana-Farber, Inc., the parent organization of DFCI, and their trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees") against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnities, or any one of them, in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including but not limited to, actions in the form of tort or strict liability), concerning any product, process or service made, used or sold pursuant to any right or license granted pursuant to this AGREEMENT.

         15.2 Coulter's indemnification under 15.1 shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of the Indemnitees.

         15.3 The party with the obligation to indemnify as hereunder provided agrees, at its own expense, to provide attorneys reasonably acceptable to the party(ies) to be indemnified to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

         15.4 DFCI shall indemnify, defend and hold harmless COULTER, its directors, officers, employees and agents and their respective successors, heirs and assigns (the "COULTER Indemnitees") against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the COULTER Indemnitees, or any one of them, that is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of DFCI, Dana-Farber, Inc., and/or their trustees, officers, employees and agents related to activities to be carried out pursuant to this AGREEMENT.

         15.5 At such time as any product, process or service relating to, or developed pursuant to, this AGREEMENT is being commercially distributed or sold other than for the purpose of obtaining regulatory approvals) by COULTER or by a Sublicensee, Affiliate or agent of COULTER, COULTER shall, at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than [*] naming the Indemnitees as

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additional insureds other than for [*] wherein coverage limits would be [*] and
[*]. Such comprehensive general liability insurance shall provide (a) product liability coverage and (b) broad form contractual liability coverage for COULTER's indemnification under Sections 15.1 and 15.3 of this AGREEMENT. If COULTER elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [*]), such self-insurance program must be [*].

         15.6 COULTER shall provide DFCI with written evidence of such insurance upon request of DFCI. COULTER shall provide DFCI with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change involving a substantial reduction or elimination of broad form contractual liability and/or product liability coverage of such insurance; if COULTER does not obtain replacement insurance providing comparable coverage within such thirty (30) day period, DFCI shall have the right to terminate this AGREEMENT as it relates to a specific Technology(ies) effective at the end of such thirty
(30) day period without any notice or additional waiting periods.

         15.7 COULTER shall maintain such comprehensive general liability Insurance beyond the expiration or termination of this AGREEMENT during (a) the period that any product, process, or service, relating to, or developed pursuant to, this AGREEMENT is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by COULTER or by a sublicense, affiliate or agent of COULTER and (b) a reasonable period after the period referred to in 15.7(a) above which in no event shall be less than [*].

         15.8 In the event any such action is commenced or claim made or threatened against an Indemnitee(s) or COULTER Indemnitee(s) as to which COULTER or DFCI, as the case may be, is obligated to indemnify it (them) or hold it
(them) harmless, the party(ies) to be indemnified shall promptly notify the party with the obligation to indemnify of such event. COULTER or DFCI, as the case may be shall assume the defense of, and may settle, that part of any such claim or action commenced or made which relates to the indemnification obligation. The party obligated to indemnify may take such other steps as may be necessary to protect itself. The party with the obligation to indemnify shall not be liable to the party(ies) to be indemnified on account of any settlement of any such claim of litigation affected without the consent of the party having the obligation to indemnify. The right of COULTER or DFCI, as the case may be, to assume the defense of any action shall be limited to that part of the action commenced against Indemnitees or COULTER Indemnitees which relates to COULTER's or DFCI's obligation of indemnification and holding harmless.

         15.9 This ARTICLE XV shall survive expiration or termination of this AGREEMENT.

            ARTICLE XVI - Warranties, Representation and Disclaimers

         16.1 DFCI REPRESENTS AND WARRANTS TO COULTER THAT IT HAS THE FULL AUTHORITY TO GRANT LICENSES TO COULTER AS HEREIN PROVIDED.

         16.2 DFCI DOES NOT WARRANT THE VALIDITY OF ANY PATENT RIGHTS WHICH MAY BE LICENSED PURSUANT TO THIS AGREEMENT AND MAKES NO




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REPRESENTATION WHATSOEVER WITH REGARD TO THE SCOPE OF ANY PATENT RIGHTS OR THAT
SUCH PATENT RIGHTS MAY BE EXPLOITED BY COULTER OR AN AFFILIATE OR SUBLICENSEE OF COULTER WITHOUT INFRINGING OTHER PATENTS; PROVIDED HOWEVER, THAT DFCI REPRESENTS AND WARRANTS THAT IT SHALL TAKE NO ACTION WHICH SHALL JEOPARDIZE ANY SUCH PATENT RIGHTS AND HAS NO KNOWLEDGE OF ANY THIRD PARTY RIGHTS TO A LICENSED TECHNOLOGY. IF UNPATENTED BIOLOGICAL MATERIALS ARE LICENSED HEREUNDER, DFCI MAKES NO REPRESENTATION THAT SUCH MATERIALS OR THE METHODS USED IN MAKING OR USING SUCH MATERIALS ARE FREE FROM LIABILITY FOR PATENT INFRINGEMENT.

         16.3 DFCI MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, NON-PUBLIC OR OTHER INFORMATION, OR TANGIBLE RESEARCH PROPERTY, LICENSED OR WHICH OTHERWISE MAY BE PROVIDED TO COULTER HEREUNDER AND HEREBY DISCLAIMS THE SAME.

                       ARTICLE XVII - Dispute Resolution

         17.1 Any controversy or claim arising out of, or relating to, any provisions of this AGREEMENT or the breach thereof which cannot otherwise be resolved by good faith negotiations between the parties or by some form of alternate dispute resolution other than arbitration shall be resolved by final and binding arbitration in New York, New York under the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining.

         The arbitration shall be subject to the following terms:

         (a)      The number of arbitrators shall be one (1).

         (b) The arbitrator shall be an independent, impartial third party having no direct or indirect personal or financial relationship to any of the parties to the dispute, who has agreed to accept the appointment as arbitrator on the terms set out in this Section 17.1.

         (c) The arbitrator shall be an active or retired attorney, law professor, or judicial officer with at least five (5) years experience in general commercial matters and a familiarity with the laws governing proprietary rights in intellectual property and the Technology in dispute.

         (d)      The arbitrator shall be selected as follows;

                  (i) Each party shall submit a description of the matter to be arbitrated to the American Arbitration Association at its Regional Office in New York, New York. Said Association shall submit to the parties a list of the arbitrators available to arbitrate any dispute between them. Thereafter, each party shall select, in numerical order, those persons on said list acceptable as arbitrators and return the same to the Association. The first arbitrator acceptable to both parties shall be deemed the selected arbitrator with respect to the dispute then at issue under this AGREEMENT. In the event of a failure to select a mutually agreeable arbitrator, the Association shall be requested to submit as many subsequent lists of arbitrators as shall be necessary to effect a mutual selection.

                  (ii) If the method of selection set out in paragraph d)(i) fails for any reason, then either party may petition any state or federal court in New York having jurisdiction for appointment of the arbitrator in accordance with applicable law, provided that the arbitrator must satisfy the requirements of b) and c) above.

         (e) The arbitrator shall announce the award in writing accompanied by written findings explaining the facts determined in support of the award, and any relevant conclusions of law.

         (f) Unless otherwise provided in this Section 17.1 or extended by agreement of the parties, each party shall submit an initial request for designation of an arbitrator within [*] after any request for arbitration, the dispute shall be submitted to the arbitrator within [*] after the arbitrator is selected, and a decision shall be rendered within [*] after the dispute is submitted.

         (g) The fees of the arbitrator and any other costs and fees associated with the arbitration shall be paid in accordance with the decision of the arbitrator.

         (h) The arbitrator shall have no power to add to, subtract from, or modify any of the terms or conditions of this AGREEMENT. Any award rendered in such arbitration may be enforced by either party in either the courts of the State of New York or a United States District Court in New York, New York, to whose jurisdiction for such purposes DFCI and Coulter each hereby irrevocably consents and submits.

         17.2 Notwithstanding the forgoing, nothing in this ARTICLE shall be construed to waive any rights or timely performance of any obligations existing under this AGREEMENT.



                  ARTICLE XVIII - Restrictions on Use of Names

         18.1 COULTER shall not use the names of DFCI, its related entities, Dr. Schlossman and other employees within the Division, or any adaptations thereof, in any advertising, promotional or sales literature, without the prior written consent of DFCI in each case; provided however, that COULTER (a) may refer to publications by employees of DFCI in the scientific literature or (b) may state that a license from DFCI has been granted as herein provided.




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         18.2 DFCI, its related entities and Dr. Schlossman and persons under his supervision shall not use the name of COULTER without the prior written consent of COULTER; provided however, that they may reference this AGREEMENT or acknowledge receipt of COULTER reagents or financial support in publications and presentations.

                      ARTICLE XIX - Independent Contractor

         19.1 For the purpose of this AGREEMENT and all services to be provided hereunder, both parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on the other party.

                           ARTICLE XX - Severability

         20.1 If any one or more of the provisions of this AGREEMENT shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this AGREEMENT shall not in any way be affected or impaired thereby.

                        ARTICLE XXI - Non-assignability

         21.1 Neither this AGREEMENT nor any part hereof shall be assignable by either party without the express written consent of the other, which consent will not be unreasonably withheld. However, either party may assign this AGREEMENT in connection with the merger, consolidation, transfer or sale of substantially all of its assets. Any attempted assignment without such consent shall be void.

                        ARTICLE XXII - Entire AGREEMENT

         22.1 This instrument with its attached, appendices contains the entire AGREEMENT between the parties hereto. No verbal agreement, conversation, or representation between any officers, agents, or employees of the parties hereto either before or after the execution of this AGREEMENT shall affect or modify any of the terms or obligations herein contained.

                    ARTICLE XXIII - Modifications in Writing

         23.1 No change, modification, extension, termination or waiver of this AGREEMENT, or any of the provisions herein contained, shall be valid unless made in writing and signed by a duly authorized representative of each party.

                          ARTICLE XXIV - Governing Law

         24.1 The validity and interpretation of this AGREEMENT and the legal relations of the parties to it shall be governed by the laws of the Commonwealth of Massachusetts.

                       ARTICLE XXV - Conformity with Law

         25.1 Research funded under this AGREEMENT shall be carried out in strict compliance with all applicable federal, state and local laws and regulation, including without limitation, laws and regulations related to equal opportunity, animal welfare and immigration compliance.

                            ARTICLE XXVI - Captions

         26.1 The captions are provided for convenience and are not to be used in construing this AGREEMENT.

                          ARTICLE XXVII - Construction

         27.1 The parties agree that they have participated equally in the formation of this AGREEMENT and that the language herein should not be presumptively construed against either of them.

                    ARTICLE XXVIII - Priority Of Agreements

         28.1 With respect to a specific licensing transaction where there is a conflict in terms between this AGREEMENT and the LICENSING AGREEMENT contained in Appendix A as it may be particularized for that transaction, this AGREEMENT shall take precedence unless otherwise agreed to by the parties.

                         ARTICLE XXIX - Confidentiality

         29.1 The confidentiality obligations created herein do not extend to any subject matter which:

         (a)      is in the public domain at the time of the disclosure;

         (b) becomes known to the public or generally available to the public subsequent to the date it was received hereunder without a breach of this AGREEMENT;

         (c) was in possession of the party receiving the confidential information at the time of disclosure and was not acquired on a confidential basis from the disclosing party prior to that time, all as can be established by competent proof; and

         (d) the party receiving the confidential information obtained lawfully from a third party.

                          ARTICLE XXX - Force Majeure

         30.1 If the performance of any part of this AGREEMENT by either party, or of any obligation under this AGREEMENT is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless reasonable evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable efforts to avoid or remove such causes for nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstance arise, the parties shall discuss what, if any, modification of the terms of this AGREEMENT may be required in order to arrive at an equitable solution.

         IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed in quadruplicate by their duly authorized representatives as of the date first above written.

DANA-FARBER CANCER INSTITUTE (DFCI)COULTER CORPORATION (COULTER


By: /s/ BERNARD W. JANICKI                                    By: /s/ WALLACE H. COULTER
    -------------------------------------------------             -------------------------------------------------
    Bernard W. Janicki, Ph.D.                                     Wallace H. Coulter

Title:     Director for Research                              Title:     Chairman of the Board of Directors

WITNESSED BY: /s/ ILLEGIBLE                                   WITNESSED BY: /s/ ILLEGIBLE
              ---------------------------------------                       ---------------------------------------







Dr. Schlossman acknowledges trading and understanding this AGREEMENT and hereby agrees to accept responsibility for the research projects funded hereunder and further agrees to provide any disclosures, submissions or progress reports as herein required.


/s/ STUART F. SCHLOSSMAN
---------------------------
Stuart F. Schlossman, M.D.

                                   APPENDIX A

                               LICENSING AGREEMENT

         Agreement ("AGREEMENT"), effective as of ___________, 19___ ("Effective Date") by and between the COULTER CORPORATION, a Delaware for-profit, corporation, with its principal place of business at 11800 South West 147th Ave., Miami, FL 33196 (hereinafter referred to as "COULTER') and the DANA-FARBER CANCER INSTITUTE. INC., a Massachusetts non-profit corporation, with its principal place of business at 44 Binney Street, Boston, Massachusetts, 02115 (hereinafter referred to as "DFCI").

                                   WITNESSETH:

         WHEREAS, DFCI is the owner of certain rights in technology as later defined herein, subject only, where applicable, to a royalty-free, nonexclusive license granted to the United States government; and

         WHEREAS, DFCI desires to have such rights utilized to promote the public interest by granting a license hereunder; and

         WHEREAS, COULTER, utilizes new scientific discoveries from DFCI and elsewhere to serve humanity by developing commercial products for use by research scientists and for the diagnosis and treatment of diseases; and

         WHEREAS, COULTER is experienced in research and development of immunotherapeutic and immunodiagnostic technologies and has demonstrated the capability of commercializing new scientific discoveries; and

         WHEREAS, COULTER desires to obtain a license to said rights upon the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                            ARTICLE I - Definitions

         1.1 "Invention" shall mean _____________together with any Technical Information as herein defined.

         1.2 "Technical Information" shall mean know-how, non-public information, tangible research property or anything that provides commercial advantage which is non-public at the time of this AGREEMENT.

         1.3 "Patent Rights" shall mean any United States or foreign patent applications or any patents issuing thereon arising from the Invention and owned by, or assignable to, DFCI as set forth in Appendix A, together with any division, reissue, continuation, extension, or addition thereof.

         1.4 "Licensed Products" shall mean any product which is covered in whole or in part by as issued, unexpired claim or a pending claim in the Patent Rights and/or which incorporates, is produced by or utilizes the Technical Information.

         1.5 "Licensed Process" shall mean any process which is covered in whole or in part by as issued, unexpired claim or a pending claim in the Patent Rights and/or which incorporates or utilizes the Technical Information.

         1.6 "Field of Use" shall mean ________________________________.

         1.7 "Territory" shall mean the world.

         1.8 "Net Sales" shall mean the revenue derived by COULTER from the sales of products incorporating Technology developed within the Division to independent third parties (including Affiliates) less:

         (a) transportation charges, inclusive of related insurance, or allowances actually paid or granted;

         (b) trade, quantity, cash or other discounts and brokers' or agents' commissions, if any, allowed and paid by COULTER to independent parties in arms-length transactions;

         (c) credits or allowances made or given on account of rejects, returns or retroactive price reductions for any amount not collected;

         (d) any tax or government charge directly on sale or transportation, use or delivery of products paid by COULTER and not recovered from the purchaser.

         Licensed products shall be considered "sold" when invoiced.

         1.9 "Sublicensee" shall mean any corporation, partnership or business organization which is not an Affiliate of COULTER but to whom COULTER transfers know-how, rights or products, to enable said party to sell products incorporating Technology which COULTER has licensed from DFCI.

         1.10 "Affiliate" shall mean any corporation or outer business entity controlled by, controlling, or under common control with COULTER. For this purpose "control" means direct or indirect beneficial ownership of greater than fifty percent (50%) interest in the income or stock of such corporation or other business.

                               ARTICLE II - Grant

         2.1 DFCI hereby grants to COULTER, subject to all the terms and conditions of this AGREEMENT including, where applicable, a nonexclusive license to the United States government the exclusive right and license to make, have made, use, lease and sell the Licensed

Products in the Territory for the Field of Use for the term of this AGREEMENT unless this grant is sooner terminated according to the terms hereof.

         2.2 DFCI retains the right to [*] the Invention and any Patent Rights and Technical Information [*] for its own research. DFCI further retains the right to [*]. DFCI further retains the right to [*] Invention for applications outside the Field of Use subject to any rights which COULTER may have under its research support agreement with DFCI effective as of April 1, 1994.

         2.3 COULTER agrees to [*] in assuring that Licensed Products leased or sold in the United States shall be manufactured substantially in the United States consistent with federal law and policy.

         2.4 (a) COULTER shall have the right, subject to the terms of this Section, to enter into sublicensing agreements with any other entity other than as Affiliate for the rights, privileges and licenses granted hereunder [*] only during the exclusive period of this AGREEMENT. DFCI shall be informed by written notice of the identity of the Sublicensee.

              (b) COULTER agrees that any sublicenses granted by it shall provide that the obligations to DFCI contained in this AGREEMENT shall be binding upon the Sublicensee.

              (c) COULTER shall pay DFCI an amount [*]. Recording and payment of such royalties shall be made in accordance with the provisions of ARTICLE IV.

              (d) COULTER agrees to forward to DFCI annually a copy of such reports received by COULTER from its Sublicensee during the preceding twelve (12) month period under the sublicenses as shall be pertinent to a royalty accounting under said sublicense agreements.

                          ARTICLE III - Due Diligence

         3.1 COULTER agrees to [*]. [Specific milestones regarding product or planes development and commercialization may be inserted here.]

         3.2 COULTER's failure to perform in accordance with Section 3.1 shall be grounds for DFCI to terminate pursuant to Section 7.5 of this AGREEMENT.

         3.3 COULTER shall provide an annual report on its development efforts to DFCI, which report shall cite specific goals and objectives in commercializing the licensed technology and progress in meeting these goals and objectives.


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                             ARTICLE IV - Payments

         4.1 (a) COULTER shall pay to DFCI a [*] royalty on Net Sales of a Licensed Product.

              (b) Where such Licensed Product incorporates, a patented
                  technology and the patent has expired, this royalty rate shall be equitably adjusted by the parties to [*].

              (c) Where such Licensed Product does not incorporate patented technology, then this royalty rate shall be equitably adjusted by the parties after [*] from the date of the License to [*].

              (d) Where COULTER must obtain a license from a third party in order to practice the subject Technology developed within the Division, either because [*] or [*] then [*].

         4.2 Upon agreement as to patent strategy between the parties, COULTER shall [*]. Such expenses shall be [*].

         4.3 Payment of royalties specified in Section 4.1 shall be made by COULTER to DFCI within [*] after March 31, June 30, September 30 and December 31 each year during the term of this License AGREEMENT covering the quantity of Licensed Products sold by COULTER during the preceding calendar quarter.

         4.4 All payments to be made under this ARTICLE shall be paid in United States dollars in Boston, Massachusetts, or at such other place and in such other way, as DFCI may reasonably designate, without deduction of exchange, collection or other charges.

         4.5 Only a single royalty shall be paid with respect to any Licensed Product, irrespective of the number of claims of Patent Rights or Technical Information utilized.

         4.6 In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the first day following the due date as herein specified calculated at the annual rate of the sum of (a) [*] plus (b), the prime interest rate quoted by the Bank of Boston on the date said payment is due, the interest being compounded on the last day of each calendar quarter, provided that in no event shall said annual rate exceed the maximum legal interest rate in Massachusetts. The payment of such interest shall not foreclose DFCI from exercising any other rights it may have as a consequence of the lateness of any payment.

                        ARTICLE V - Reports and Records

         5.1 COULTER shall keep due books of account containing an accurate record of all data necessary for the determination of the amounts payable under
ARTICLE IV hereof. Said records shall be kept at COULTER's principal place of
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                                      -4-
business of the appropriate division of COULTER to which this AGREEMENT relates. Said records shall be available for inspection by a certified public accountant selected by DFCI and reasonably acceptable to COULTER during regular business hours for three (3) years following the end of the calendar year to which they pertain in order for DFCI to ascertain the correctness of any report and/or payment made under this AGREEMENT. The provision of this Section 3.1 shall survive termination of this AGREEMENT.

         5.2 Within [*] after March 31, June 30, September 30 and December 31, of each year in which this AGREEMENT is in effect, COULTER shall deliver to DFCI full, true and accurate reports of its activities and those of its Sublicensee(s), if any, relating to this AGREEMENT during the preceding three month period. These reports shall include at least the following:

         (a)      Number of Licensed Products sold;

         (b)      Total billings for Licensed Products sold; where applicable,

         (c)      An accounting of all Licensed Processes used or sold;

         (d)      Deductions applicable to a determination of Net Sales;

         (e)      Total royalties due.

         5.3 With each such report, COULTER shall pay to DFCI the royalties due and payable as Provided for in Section 4.1. If no royalties are due, COULTER shall so report.

                ARTICLE VI - Patent Prosecution and Infringement

         6.1 DFCI shall apply for, seek prompt issuance of, and maintain during the term of this AGREEMENT any Patent Rights in the United States and in foreign countries. [*].

         6.2 Upon agreement between the parties, [*], whether such fees and costs were incurred before or after the date of this AGREEMENT.

         6.3 If at any time during the term of this AGREEMENT, COULTER furnishes to DFCI reasonably convincing written evidence of an infringement of a patent included in the Patent Rights covering the Invention, and DFCI shall within [*] after receipt of such evidence fail to cause such infringement to terminate or to bring a suit or action to compel termination, then COULTER shall have the right, but not the obligation, to bring such suit or action to compel termination and shall have the right for such purpose to join DFCI as a party plaintiff at COULTER's expense. DFCI independently shall have the right to join any such suit or action brought by COULTER and, in such event, shall pay one-half of the cost of such suit or action from the date of joining. If COULTER brings such suit or action, then [*]. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of DFCI, which consent shall, not be unreasonably withheld. Any damages recovered by such suit or action shall be first used to reimburse each party hereto for the cost of such suit or action (including attorneys' fees) actually paid by each party hereto as the case may be, then to

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                                      -5-
reimburse DFCI for any reduction of royalties, and the residue, if any, shall belong to COULTER.

         6.4 In the event that a judicial process is initiated against COULTER alleging invalidity or noninfringement of any of the Patent Rights, DFCI, at its sole option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense. During pendency of such action, [*].

         6.5 In any infringement suit as either party may institute to enforce the Patent Rights pursuant to this AGREEMENT, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples and the like.

                       ARTICLE VII - Term and Termination

         7.1 Unless earlier terminated as hereinafter provided, this AGREEMENT shall remain an exclusive AGREEMENT and in full force and effect as long as Licensed Products are being developed or sold.

         7.2 If COULTER, its Affiliates, Sublicensees or assignees shall cease to carry on its (their) business with respect to the Invention, this AGREEMENT shall terminate upon notice by DFCI.

         7.3 Should COULTER fail to pay DFCI such royalties as are due and payable hereunder, DFCI shall have the right to terminate this AGREEMENT on [*] written notice, unless COULTER shall pay DFCI within the [*] notice period, all such royalties and interest that are due and payable. Upon the expiration of the [*] period, if COULTER shall not have paid all such royalties and interest due and payable, DFCI, at its sole option, may immediately terminate this AGREEMENT and all rights, privileges and license hereunder granted.

         7.4 COULTER shall have the right to terminate this AGREEMENT at any time upon [*] written notice to DFCI, and upon payment of all amounts due DFCI through the effective date of termination.

         7.5 In the event that either party shall default in the performance of its obligations under this AGREEMENT and shall fail to remedy such default within [*] for breaches of financial obligations and [*] for breaches of non-financial obligations after written notice from the other party, the nondefaulting party shall be entitled upon giving written notice to immediately terminate this AGREEMENT; provided however, that if the defaulting party has undertaken and continues to undertake, good faith efforts to cure, the defaulting party shall be granted another [*] to cure.

         7.6 Upon termination of this AGREEMENT for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. COULTER and say Sublicensee thereof may, after the effective date of such


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                                      -6-
termination, sell all Licensed Products which are in inventory at the time of termination, and complete and sell Licensed Products which COULTER can clearly demonstrate were in the process of manufacture at the time of such termination, provided that COULTER shall pay to DFCI the royalties thereon as required by
ARTICLE IV of this AGREEMENT and shall submit the reports required by ARTICLE V hereof on the sales of Licensed Products.

         7.7 Upon termination of this AGREEMENT for any reason, any sublicense not then in default shall continue in full force and effect except that DFCI, shall be substituted in place of the sublicensor.

  ARTICLE VIII - Indemnification and Insurance - Indemnification and Insurance

         8.1 COULTER shall indemnify, defend and hold harmless DFCI, Dana-Farber, Inc., the parent organization of DFCI, and their trustees, officers, medical and professional staff, employers, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees, or any one of them, in connection with any claims, suits; actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort or strict liability), concerning any product, process or service made, used or sold pursuant to any right or license granted pursuant to this AGREEMENT.

         8.2 COULTER's indemnification under 8.1 shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of the Indemnitees.

         8.3 The party with the obligation to indemnify as hereunder provided agrees, at its own expense, to provide attorneys reasonably acceptable to the party(ies) to be indemnified to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

         8.4 DFCI shall indemnify, defend and hold harmless COULTER, its directors, officers, employees and agents and their respective successors, heirs and assigns (the "COULTER Indemnitees") against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the COULTER Indemnitees, or any one of them, that is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of DFCI, Dana-Farber Inc., and/or their trustees, officer, employees and agents related to activities to be carried out pursuant to this AGREEMENT.

         8.5 At such time as any product, process or service relating to, or developed pursuant to, this AGREEMENT is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by COULTER or by a Sublicensee, Affiliate or agent of COULTER, COULTER shall, at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than [*] naming the Indemnitees as additional insureds other than for [*] wherein coverage limits would be [*]. Such comprehensive general liability insurance shall provide (a) product liability coverage and (b) broad form contractual liability coverage for COULTER's Indemnification under Sections

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                                      -7-

8.1 and 8.3 of this AGREEMENT. If COULTER elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [*].

         8.6 COULTER shall provide DFCI with written evidence of such insurance upon request of DFCI. COULTER shall provide DFCI with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change involving a substantial reduction or elimination of broad form contractual liability and/or product liability coverage of such insurance; if COULTER does not obtain replacement insurance providing comparable coverage within such thirty (30) day period, DFCI shall have the right to terminate this AGREEMENT as it relates to a specific Technology(ies) effective at the end of such thirty
(30) day period without any notice or additional waiting periods.

         8.7 COULTER shall maintain such comprehensive general liability insurance beyond the expiration or termination of this AGREEMENT during (a) the period that my product, process, or service, relating to, or developed pursuant to, this AGREEMENT is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by COULTER or by a Sublicensee, affiliate or agent of COULTER and (b) a reasonable period after the period referred to in 8.7(a) above which in no event shall be less than [*].

         8.8 In the event any action is commenced or claim made or threatened against an Indemnitee(s) or COULTER Indemnitee(s) as to which COULTER or DFCI, as the case may be, is obligated to indemnify it (them) or hold it (them) harmless, the party(ies) to be indemnified shall promptly notify the party with the obligation to indemnify of such event. COULTER or DFCI, as the case may be, shall assume the defense of, and may settle, that part of such claim or action commenced or made which relates to the indemnification obligation. The party obligated to indemnify may take such other steps as may be necessary to protect itself. The party with the obligation to indemnify shall not be liable to the party(ies) to be indemnified on account of any settlement of any such claim or litigation affected without the consent of the party having the obligation to indemnify. The right of COULTER or DFCI, as the case may be, to assume the defense of any action shall be limited to that part of the action commenced against Indemnitees or COULTER Indemnitees which relates to COULTER's or DFCI's obligation of indemnification and holding harmless.

         8.9 This ARTICLE VIII shall survive expiration or termination of this AGREEMENT.

            ARTICLE IX - Warranties, Representation and Disclaimers

         9.1 DFCI REPRESENTS AND WARRANTS TO COULTER THAT HAS THE FULL AUTHORITY TO GRANT LICENSES TO COULTER AS HEREIN PROVIDED.

         9.2 DFCI DOES NOT WARRANT THE VALIDITY OF ANY PATENT RIGHTS WHICH MAY BE LICENSED PURSUANT TO THIS AGREEMENT AND MAKES NO REPRESENTATION WHATSOEVER WITH REGARD TO THE SCOPE OF ANY PATENT RIGHTS OR THAT SUCH PATENT RIGHTS MAY BE EXPLOITED BY COULTER OR AN

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AFFILIATE OR SUBLICENSEE OF COULTER WITHOUT INFRINGING OTHER PATENTS; PROVIDED
HOWEVER, THAT DFCI REPRESENTS AND WARRANTS THAT IT SHALL TAKE NO ACTION WHICH SHALL JEOPARDIZE ANY SUCH PATENT RIGHTS AND HAS NO KNOWLEDGE OF ANY THIRD PARTY RIGHTS TO A LICENSED TECHNOLOGY. IF UNPATENTED BIOLOGICAL MATERIALS ARE LICENSED HEREUNDER, DFCI MAKES NO REPRESENTATION THAT SUCH MATERIALS OR THE METHODS USED IN MAKING OR USING SUCH MATERIALS ARE FREE FROM LIABILITY FOR PATENT INFRINGEMENT.

         9.3 DFCI MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, NON-PUBLIC OR OTHER INFORMATION OR TANGIBLE RESEARCH PROPERTY, LICENSED OR WHICH OTHERWISE MAY BE PROVIDED TO COULTER HEREUNDER AND HEREBY DISCLAIMS THE SAME.

                              ARTICLE X - Notices

         10.1 Unless otherwise called for by specific provisions hereunder report, notices and other communications from COULTER to DFCI as provided hereunder shall be sent to:

                  Dr. Bernard W. Janicki
                  Director for Research
                  Dana-Farber Cancer Institute
                  44 Binney Street
                  Boston, MA 02115

         with a copy to:

                  Kenneth P. Trevett, Esq.
                  General Counsel
                  Dana-Farber Cancer Institute
                  44 Binney Street
                  Boston, MA 02115

         or other individuals or addresses as shall hereafter be furnished by written notice to COULTER.

         10.2 Unless otherwise called for by specific provisions hereunder, reports, notices and other communications from DFCI to COULTER as provided hereunder shall be sent to:

                  Ms. Bobbie Wallace
                  Director of Immunology
                  Coulter Corporation
                  Coulter Technology Center
                  P.O. Box 169015
                  Miami, Florida 33116-9015
         with a copy to:

                  Corporate Counsel
                  Coulter Corporation
                  Coulter Technology Center
                  P.O. Box 169015
                  Miami, Florida 33116-90l5

         or other individuals or addresses as shall hereafter be furnished by written notice to DFCI.

                            ARTICLE XI - Arbitration

         11.1 Any controversy or claim arising out of, or relating to, any provisions of this AGREEMENT or the breach thereof which cannot otherwise be resolved by good faith negotiations between the parties or by some form of alternate dispute resolution other than arbitration shall be resolved by final and binding arbitration in New York, New York under the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining.

         The arbitration shall be subject to the following terms:

         (a)      The number of arbitrators shall be one (1).

         (b) The arbitrator shall be an independent, impartial third party having no direct or indirect personal or financial, relationship to any of the parties to the dispute, who has agreed to accept the appointment as arbitrator; on the terms set out in this Section 11.1.

         (c) The arbitrator shall be an active or retired attorney, law professor, or judicial officer with at least five (5) years experience in general commercial matters and a familiarity with the laws governing proprietary rights in intellectual property and the Technology in dispute.

         (d)      The arbitrator shall be selected as follows:

                  (1) Each party shall submit a description of the matter to be arbitrated to the American Arbitration Association at its Regional Offices in New York, New York. Said Association shall submit to the parties a list of the arbitrators available to arbitrate any dispute between them. Thereafter, each party shall select, in numerical order, those persons on said list acceptable as arbitrators and return the same to the Association. The first arbitrator acceptable to both parties shall be deemed the selected arbitrator with respect to the dispute then at issue under this AGREEMENT. In the event of a failure to select a mutually agreeable arbitrator, the Association shall be requested to submit as many subsequent lists of arbitrators as shall be necessary to effect a mutual selection.

                  (2) If the method of selection set out in paragraph d)(i) fails for any reason, then either party may petition any state or federal court in New York having jurisdiction for appointment of the arbitrator in accordance with applicable law, provided that the arbitrator must satisfy the requirements of b) and c) above.

         (e) The arbitrator shall announce the award in writing accompanied by written findings explaining the facts determined in support of the award, and any relevant conclusions of law.

         (f) Unless otherwise provided in this Section 11.1 as extended by agreement of the parties, each party shall submit an initial request for designation of an arbitrator within [*] after any request for arbitration, the dispute shall be submitted to the arbitrator within [*] after the arbitrator is selected, and a decision shall be rendered within [*] after the dispute is submitted.

         (g) The fees of the arbitrator and any other costs and fees associated with the arbitration shall be paid in accordance with the decision of the arbitrator.

         (h) The arbitrator shall have no power to add to, subtract from, or modify any of the terms or conditions of this AGREEMENT. Any award rendered in such arbitration may be enforced by either party in either the courts of the State of New York or a United States District Court in New York, New York, to whose jurisdiction for such purposes DFCI and COULTER each hereby irrevocably consents and submits.

         11.2 Notwithstanding the foregoing, nothing in this ARTICLE shall be construed to waive any rights or timely performance of any obligations existing under this AGREEMENT.

                   ARTICLE XII - Restrictions on Use of Names

         12.1 COULTER shall not use the names of DFCI, its related entities, Dr. Schlossman and other employees within the Division, or any adaptations thereof, in any advertising, promotional or sales literature, without the prior written consent of DFCI in each case; provided however, that COULTER (a) may refer to publications by employees of DFCI in the scientific literature or (b) may state that a license from DFCI has been granted as herein provided.

         12.2 DFCI, its dated entities and Dr. Schlossman and persons under his supervision shall not use the name of COULTER without the prior written consent of COULTER; provided however, that they may reference this AGREEMENT or acknowledge receipt of COULTER reagents or financial support in publications and presentations.

                     ARTICLE XIII - Independent Contractor

         13.1 For the purpose of this AGREEMENT and all services to be provided hereunder, both parties shall be, and shall be deemed to be, independent contractors and not agents or

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                                      -11-
employees of the other. Neither party shall have authority to make any statements, representation or commitments of any kind, or to take any action, that will be binding on the other party.

                           ARTICLE XIV - Severability

         14.1 If any one or more of the provisions of this AGREEMENT shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this AGREEMENT shall not in any way be affected or impaired thereby.

                         ARTICLE XV - Non-assignability

         15.1 Neither this AGREEMENT nor any part hereof shall be assignable by either party without the express written consent of the other, which consent will not be unreasonably withheld. However, either party may assign this AGREEMENT in connection with the merger, consolidation, transfer or sale of substantially all of its assets. Any attempted assignment without such consent shall be void.

                         ARTICLE XVI - Entire AGREEMENT

         16.1 This instrument contains the entire AGREEMENT between the parties hereto. No verbal agreement, conversation or representation between any officers, agents, or employees of the parties hereto either before or after the execution of this AGREEMENT shall affect or modify any of the terms or obligations herein contained.

                     ARTICLE XVII - Modification in Writing

         17.1 No change, modification, extension, termination or waiver of this AGREEMENT, or any of the provisions herein contained, shall be valid unless made in writing and signed by a duly authorized representative of each party.

                         ARTICLE XVIII - Governing Law

         18.1 The validity and interpretation of this AGREEMENT and the legal relations of the parties to it shall be governed by the laws of the Commonwealth of Massachusetts .

                             ARTICLE XIX - Captions

         19.1 The captions are provided for convenience and are not to be used in construing this AGREEMENT.

                           ARTICLE XX - Construction

         20.1 The parties agree that they have participated equally in the formation of this AGREEMENT and that the language herein should not be presumptively construed against either of them.



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

         IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed in quadruplicate by their duly authorized representatives as of the date first above written.


DANA-FARBER CANCER INSTITUTE (DFCI)           COULTER CORPORATION (COULTER)




BY:                                            By:
    --------------------------------------         ------------------------------------
           Bernard W. Janicki. Ph. D.
Title: Director for Research                   Title:


WITNESSED BY:                                  WITNESSED BY:



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








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